Exhibit 10.2

ASSET PURCHASE AGREEMENT

(BUSINESS)

This Asset Purchase Agreement (this “Agreement”) is entered into effective as of September 14, 2018 (the “Effective Date”), between Golden Developing Solutions, Inc., a Nevada corporation (“Purchaser”), and Layer Six Media, Inc., a Delaware corporation, d/b/a Where’s Weed (“Seller”), on the other hand. Purchaser and Seller are individually referred to as a “Party” and, collectively, as the “Parties.”

RECITALS

Seller is in the business of owning and operating a technology company that provides consumers with information regarding cannabis companies (the “Business”). In accordance with the terms and conditions set forth in this Agreement, Purchaser wishes to buy, and Seller wishes to sell, the Assets (as defined below), which are used in connection with the Business.

AGREEMENT

1.                   Purchase of the Assets.

(a)                Assets. Subject to the terms and conditions of this Agreement, Purchaser agrees to buy, and Seller agrees to sell to Purchaser, all or substantially all of the assets of Seller, including, without limitation, the assets set forth on Schedule 1(a) hereto (collectively, the “Assets”), free and clear of any and all options, liens, security interests, encumbrances, mortgages, deeds of trust, liabilities, financing statements, pledges, charges, conditions, equitable claims, covenants, title defects, restrictions or claims of any kind, nature or description whatsoever (collectively, “Liens”).

(b)                The Assets do not include the assets listed on Schedule 1(b) attached hereto and incorporated herein by reference (the “Excluded Assets”).

2.       Purchase Price.

(a)                Purchase Price. The total purchase price for the Assets shall be as follows (the “Purchase Price”):

(i)                 Stock Consideration. At Closing, Purchaser shall deliver 170,454,545 shares of common stock of Purchaser (the “Stock Consideration”) to Seller’s shareholders (collectively, the “Shareholders”) as set forth on Exhibit A.

(ii)               Cash Payment. At Closing, Purchaser shall pay Seller $200,000 (the “Cash Payment”) via wire transfer instructions to be provided by Purchaser. Prior to the Effective Date, Purchaser paid Seller $50,000 as a non-refundable deposit, for a total cash payment of $250,000.

(iii)             Promissory Note. At Closing, Purchaser shall deliver a promissory note to Seller in the principal amount of $750,000 in the form of Exhibit B attached hereto, which shall accrue interest at a rate of 3% per annum and shall be due and payable in three (3) equal consecutive monthly installments of $250,000 on the first day of the respective month beginning on the 1st day of the month immediately following the date of Closing.

3.                   Liabilities. Notwithstanding anything in this Agreement or otherwise to the contrary, except liabilities in connection with Material Contracts arising after the date of Closing, Purchaser is not assuming and shall not assume any of Seller’s liabilities, and Seller is and shall remain fully liable and responsible for all such liabilities.

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4.                   Representations and Warranties of Seller. Seller represents and warrants to Purchaser, as of the Effective Date and as of the date of Closing, as follows:

(a)    Authority. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware. Seller is qualified to do business in the state of Colorado. Seller has full power to own and convey all of the Assets and the conduct the Business as historically conducted by Seller.

(b)    Enforceability. Seller has the authority to execute this Agreement and to consummate and perform the transactions provided for in this Agreement. This Agreement and the agreements and instruments referenced in this Agreement, represent the valid and binding obligations of Seller and are enforceable in accordance with their respective terms, except insofar as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding in equity or at law).

(c)    Non-circumvention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, injunction, judgment, order decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is not a party or by which it is bound or to which any of its assets (including the Assets) is subject. Seller is not required to provide notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(d)    Assets; Liabilities. Seller has good and marketable title to all of the Assets, and the Assets, at the time of Closing, will not be subject to any Liens of any nature whatsoever. There are no liabilities related to the Assets, liquidated, actual or contingent, other than liabilities that will be satisfied by Seller.

(e)    Material Contracts. The contracts and agreements set forth on Schedule 4(e) attached hereto (the “Material Contracts”) are to be assigned to and assumed by Purchaser at Closing. True, accurate and complete copies of all Material Contracts have been provided to Purchaser. The Material Contracts are valid, binding and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity. Except as set forth on Schedule 4(e), all of the Material Contracts will be validly assigned to Purchaser at Closing. As a result of such assignment, Purchaser will have full right to enforce the Material Contracts and to enjoy all privileges of such Material Contracts. None of the Material Contracts are in default, nor is Seller aware of any claim or penalty against Seller, which has accrued or which will accrue as a result of the Closing hereunder or for any other reason under any Material Contract.

(f)                 Financial Statements. The financial statements of Seller set forth on Schedule 4(f) attached hereto (the “Financial Statements”) fairly present the financial position of Seller as of the respective dates thereof and the results of the operations of Seller for the periods indicated. The Financial Statements are not misleading in any material respect.

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(g)                Operations Since the Financial Statements. Since the date of the most recent Financial Statement for each respective Seller, there has not been and there will not be through the date of Closing:

(i)       Any change in the Business, results of operations, assets, financial condition or manner of conducting the Business of Seller, which has or may be reasonably expected to have a material adverse effect on the Business, results of operations, the Assets or financial condition of Seller;

(ii)       Any decrease in the net book value of the Assets or the Business shown on the most recent balance sheet included within the Financial Statements of each respective Seller;

(iii)       Any damage, destruction, or loss (whether or not covered by insurance) which has or may reasonably be expected to have a material adverse effect upon the Assets or the Business;

(iv)       Any transaction or action by Seller outside of the ordinary course of business or any other action that would materially adversely affect the Assets or the Business; or

(v)       Any entering into, amendment, or termination by Seller of any material contract or other agreement in connection with the Assets and/or the Business, other than in the ordinary course of business or as otherwise contemplated by this Agreement and the transactions contemplated under this Agreement.

(h)    Legal Proceedings; Compliance with Laws. There are no private or governmental proceedings pending, or, to the knowledge of Seller, threatened, against Seller, including without limitation any investigation, audit, lawsuit, threatened lawsuit, arbitration, worker’s compensation claims, civil rights claims, or other legal proceedings of any nature whatsoever. Seller is not in material violation of any law, regulation, rule, ordinance, policy, or other governmental requirement relating to the Assets (other than federal laws prohibiting the possession, distribution and sale of cannabis products).

(i)                 Intellectual Property. Seller owns or have a valid right to use, all of the Assets, all of which rights will survive unchanged upon consummation of the transactions contemplated by this Agreement. Seller has not granted to any third party the right to use the Assets. Seller has not interfered with, infringed upon or misappropriated any intellectual property rights of third parties or committed any acts of unfair competition involving a violation of a third party’s intellectual property rights, and Seller has not received any written or oral, charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation, or act of unfair competition involving a violation of a third party’s intellectual property rights. The conduct of the Business and/or usage of the Assets by the Business does not infringe, misappropriate or violate any intellectual property rights of any third party. Seller has taken commercially reasonable steps to protect their trade secrets and other confidential information and any trade secret or confidential information of third parties used in its business. Any trade names, trademarks and service marks included in the Assets are valid, subsisting and enforceable in every trade territory in which Seller uses such trade names, trademarks and service marks.

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(j)                 Employees. No disputes or claims against Seller exist on behalf of any party claiming to be an employee or former employee of Seller including, but not limited to, claims of employment discrimination, violation of wage and hour laws, or claims relating to past unpaid compensation.

(k)                Employment. There are no disagreements or controversies pending, or to the knowledge of Seller, threatened in connection with any employee of Seller, nor has any such employee made any claims or complaints regarding the services or products provided by Seller. There are no special relationships (personal or otherwise, such as payment in kind arrangements) between Seller and any employee of Seller that would affect or interfere with the ability of Purchaser to continue the employment relationship on an ongoing basis.

(l)                 Taxes. Seller has timely and correctly prepared and filed all tax returns, including, but not limited to, all federal and state income tax returns and sales/use tax returns, and Seller has paid all taxes due pursuant to such tax returns as well as all other taxes for which Seller is liable, except for taxes which are accrued but not yet due (which will be paid by Seller after Closing). Seller is not aware of any actual or threatened tax audit against Seller. Seller has paid all payroll taxes as and when due, maintain all required payroll trust accounts, and have timely paid all employee and employer withholding taxes into such trust accounts.

(m)              Obligation to Brokers. Except for obligations to Platform Brokerage as set forth on Schedule 4(m), Seller has not incurred any obligations for the payment of any broker’s commission, finder’s fee, or any other similar obligation relating to this Agreement or otherwise due upon the consummation of the transactions provided for in this Agreement.

(n)    Investment Intent. The Seller, on behalf of the Shareholders, understands that the Stock Consideration are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law and the Shareholders are acquiring the Stock Consideration for the Shareholders’ own account, for investment only, and not with a view to or for distributing or reselling such Stock Consideration or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Stock Consideration in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Stock Consideration in violation of the Securities Act or any applicable state securities law.

(o)    Investment Risk. The Seller, on behalf of the Shareholders, represents and warrants that the Shareholders are able to bear the economic risk of an investment in the Stock Consideration and, at the present time, are able to afford a complete loss of such investment.

(p)    Access to Information. The Seller, on behalf of the Shareholders, acknowledges that it has had the opportunity to review the Purchaser’s most recent filings with the Securities and Exchange Commission (the “SEC”) and with the OTC Markets and has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Purchaser; and the Seller, on behalf of the Shareholders, understands that as of the Effective Date and perhaps for the foreseeable future, the Purchaser is not a reporting company under nor has it filed any reports with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(q)    Legends. The Seller, on behalf of the Shareholders understands that the Stock Consideration may bear one or all of the following legends:

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(i)                 THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(ii)               Any legend required by the securities laws of any state to the extent such laws are applicable to the Stock Consideration represented by the certificate with such a legend.

(r)                 Complete Disclosure. This Agreement and the agreements and instruments attached hereto and to be delivered at the time of Closing do not contain any untrue statement of material fact by Seller. This Agreement and such related agreements and instruments do not omit to state any material fact necessary in order to make the statements made herein or therein by Seller, in light of the circumstances under which they are made, not misleading. Prior to the execution of this Agreement, Seller has made available to Purchaser all material information about the Assets and the Business requested by Purchaser. Such information is true, accurate and complete in all material respects.

5.       Representation and Warranties of Purchaser. Purchaser represents and warrants to Seller, as of the Effective Date and as of Closing, as follows:

(a)    Enforceability. Purchaser has the authority to execute this Agreement and to consummate the transactions provided for in this Agreement. The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Purchaser and no further action is required by the Company, its Board of Directors or the Purchaser’s stockholders in connection herewith or therewith. No further approval or authorization of any stockholder, its Board of Directors or others is required for the issuance of the Stock Consideration. This Agreement and the agreements and instruments referenced herein represent the valid and binding obligations of Purchaser and are enforceable in accordance with their respective terms, except insofar as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding in equity or at law).

(b)    Obligation to Brokers. Except for obligations to Platform Brokerage as set forth on Schedule 5(b), Purchaser has not incurred any obligations for the payment of any broker’s commission, finder’s fee, or any other similar obligation relating to this Agreement or otherwise due upon the consummation of the transactions provided for in this Agreement.

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(c)    Absence of Violations and Conflicts. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any statute, regulation, rule, injunction, judgment, order decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Purchaser is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Purchaser is a party or by which it is bound or to which any of its assets is subject. Purchaser does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except for the required transfer of ownership application submission to the local and state marijuana licensing authorities.

(d)    Complete Disclosure. This Agreement and the agreements and instruments attached hereto and to be delivered at the time of Closing do not contain any untrue statement of material fact by Seller. This Agreement and such related agreements and instruments do not omit to state any material fact necessary in order to make the statements made herein or therein by Seller, in light of the circumstances under which they are made, not misleading. Prior to the execution of this Agreement, Seller has made available to Purchaser all material information about the Assets and the Business requested by Purchaser. Such information is true, accurate and complete in all material respects.

6.       Information. Prior to the execution Business this Agreement, Seller provided Purchaser with information relating to Seller, the Assets and the Business, including, without limitation, access to the assets and operations of Seller. From and after the Effective Date continuing through Closing, Seller will continue to make available to Purchaser all information required under this Agreement or otherwise reasonably requested by Purchaser with respect to Seller, the Assets and/or the Business.

7.       Closing Matters. The following shall occur at Closing:

(a)    Purchaser shall issue the Stock Consideration to Stockholders as set forth on Exhibit A.

(b)    Purchaser shall deliver the Cash Consideration to Seller via wire transfer instructions to be provided by Seller to Purchaser;

(c)    Purchaser shall execute and deliver the Promissory Note in the form of Exhibit B attached hereto to Seller;

(d)    Seller and Purchaser shall execute and deliver the Assignment and Bill of Sale in the form of Exhibit C attached hereto.

(e)    Seller and Purchaser shall execute and deliver the Assignment and Assumption Agreement in the form of Exhibit D attached hereto.

8.       Closing. The closing of the transactions provided for in this Agreement (the “Closing”) shall occur on or before September 14, 2018, at a date, time and location to be agreed upon by Seller and Purchaser.

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9.       Indemnification.

(a)    Seller’s Indemnity. Seller and each of the Shareholders severally and not jointly (not exceeding the product of the respective person’s percentage of the Stock Consideration set forth on Exhibit A multiplied by the Indemnification Cap) agree to indemnify and hold harmless Purchaser and its officers, directors, managers, partners, shareholders, members, employees, contractors, attorneys, representatives, successors, and assigns (the “Purchaser Indemnitees”) from and against any and all costs, losses, liabilities, damages, litigation, claims, costs, and expenses, including reasonable attorneys’ fees and other expenses of investigation and defense (collectively, “Damages”) to which Purchaser Indemnitees may become subject or which are incurred in connection with, arise out of, result from, or are attributable to any breach of the terms of this Agreement or any certificate or other document delivered hereunder or pursuant hereto by Seller, including, without limitation, any breach of any representation or warranty made by Seller or the failure by Seller to perform any of the covenants or obligations contained in this Agreement or in any certificate or other document delivered hereunder or pursuant this Agreement. In addition, Seller will indemnify and hold harmless the Purchaser Indemnitees for any Damages to which the Purchaser Indemnitees may become subject or which are incurred in connection with, arise out of, result from, or are attributable to: (i) any breach by the operation of Seller before Closing and/or any use of the Assets before Closing; (ii) any fraud or intentional misrepresentation of Seller, (iii) any and all taxes, fines, interest and/or penalties of Seller for all taxable periods ending on or before Closing; (iv) any and all taxes, fines, interest and/or penalties for failure to pay taxes imposed on Seller as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which taxes relate to an event or transaction occurring before or on Closing; or (v) any and all taxes, fines, interest and/or penalties for failure to pay taxes imposed on the Purchaser Indemnitees related to the tax treatment of the purchase of the Assets.

(b)    Purchaser’s Indemnity. Purchaser agrees that it will indemnify and hold harmless Seller and its respective officers, directors, managers, partners, shareholders, members, employees, contractors, attorneys, representatives, successors, and assigns (the “Seller Indemnitees”) from and against any and all Damages to which the Seller Indemnitees may become subject to or which are incurred in connection with, arise out of, result from, or are attributable to any material breach of the terms of this Agreement or any certificate or other document delivered hereunder by Purchaser, including any breach of any representation or warranty made by Purchaser, or the failure by Purchaser to perform any of the covenants or obligations contained in this Agreement or in any certificate or other document delivered hereunder or pursuant to this Agreement, or any use of the Assets after Closing. In addition, Purchaser will indemnify and hold harmless the Seller Indemnitees for any Damages to which the Seller Indemnitees may become subject or which are incurred in connection with, arise out of, result from, or are attributable to: (i) any use of the Assets after Closing; (ii) any fraud or intentional misrepresentation of Purchaser, (iii) any and all taxes, fines, interest and/or penalties of Purchaser for all taxable periods after Closing; or (iv) any and all taxes, fines, interest and/or penalties for failure to pay taxes imposed on Purchaser and/or the Business as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which taxes relate to an event or transaction occurring after Closing. Notwithstanding anything in this Agreement to the contrary, the Purchaser shall not indemnify the Seller Indemnitees for any taxes, fines, interest and/or penalties for failure to pay taxes imposed on the Seller Indemnitees related to the tax treatment of the purchase of the Assets.

(c)    Remedies. Any Party or Shareholder obligated to provide indemnification pursuant to this Section 9 (the “Indemnifying Party”) shall promptly reimburse the Party entitled to indemnification hereunder (the “Indemnified Party,”) for the amount of any judgment rendered against the Indemnified Party with respect to any claim by a third party in litigation or upon request by the Indemnified Party for any other Damages arising out of any claim not involving a third party. To the extent that the Indemnifying

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Party refuses to pay in full the Damages owed to the Indemnified Party, the Indemnified Party may: (i) offset the Damages against any payments the Indemnified Party may owe the Indemnifying Party; and (ii) utilize any legal or equitable remedy to collect from the Indemnifying Party the amount of such Damages. Nothing contained herein is intended to limit or constrain the Indemnified Party’s rights against the Indemnifying Party for indemnity, the remedies herein being cumulative and in addition to all other rights and remedies of the Indemnified Party at law or in equity.

(d)    Dispute Resolution. In the event of any dispute under this Section 9, the Parties and the Shareholders agree to use their best efforts to attempt to resolve such dispute in good faith through direct negotiation between the Parties and the Shareholders within thirty (30) days after notice of the claim for indemnification is delivered by the Indemnified Party to the Indemnifying Party. The prevailing Party shall be entitled to recover its attorneys’ fees, court costs, and other collection expenses, in addition to any other relief it may receive in connection with its enforcement of this Agreement or if it is the prevailing Party in any such dispute.

(e)    Indemnification Cap. Notwithstanding anything in this Agreement to the contrary, except for Purchaser’s obligation to pay the Purchase Price, each Party’s or Shareholder’s liability to the other Party under this Agreement shall not exceed $2,000,000 (the “Indemnification Cap”).

10.   Seller’s Post-Closing Covenants. From and after the time of Closing, Seller covenants and agrees as follows:

(a)    Section 368 Reorganization. The Parties intend for the transactions set forth in this Agreement to qualify as a tax-free reorganization under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder (the “Code”). The Parties will cooperate in good faith in making any filings with the Internal Revenue Service required for the transactions contemplated herein to qualify as a tax-free reorganization under Section 368(a)(1)(C) of the Code.

(b)    Further Assurances. Until thirty (30) days following the Closing, each Party will take all steps reasonably necessary to carry out the intent of this Agreement, including, but not limited to, by executing and delivering, or causing to be executed and delivered, such further instruments or documents as reasonably requested by Purchaser.

11.   Miscellaneous.

(a)    Default. Any breach by the Shareholders of that certain Asset Purchase Agreement of even date herewith between Shareholders and Purchaser shall constitute a breach by Seller of this Agreement; provided that Shareholders fail to cure any such breach within any applicable cure period or, if no such period is specified, within thirty (30) days thereof. Furthermore, any breach by Purchaser of that certain Asset Purchase Agreement of even date herewith between Shareholders and Purchaser shall constitute a breach by Purchaser of this Agreement; provided that Purchaser fails to cure any such breach within any applicable cure period or, if no such period is specified, within thirty (30) days thereof.

(b)    Survival of Agreement. This Agreement, and all terms, warranties and provisions hereof will be true and correct as of the time of Closing and will survive the Closing for a period of three (3) years following the Closing.

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(c)    Notices. All notices required or permitted hereunder or under any related agreement or instrument (unless such related agreement or instrument otherwise provides) will be deemed delivered when delivered personally, mailed, by certified mail, return receipt requested, or registered mail, or sent by a nationally recognized overnight courier to the respective Party at the following addresses or to such other address as each respective Party may in writing hereafter designate:

If to Purchaser:	Golden Developing Solutions, Inc.
Attention:
900 RR 620 So. #C 101-143
Austin, TX 78734

If to Seller:	Layer Six Media, Inc.
Attention: David Lindauer
2620 S. Parker Rd. #278
Aurora, CO 80014

Copy to:	Wysocki Justus, P.C.
Attention: Jeremy S. Wysocki, Esq.
10223 Bluffmont Dr.
Lone Tree, CO 70124

(d)    Successors and Assigns. This Agreement will be binding upon the Parties hereto and their respective successors, personal representatives, heirs and assigns. Neither Party may assign any of its rights or obligations under this Agreement except with the prior written consent of other Party, provided that Purchaser may assigns its rights and obligations to an affiliate upon written notice to Purchaser.

(e)    Merger. This Agreement and the exhibits and other documents, agreements, and instruments related hereto, set forth the entire agreement of the Parties with respect to the subject matter hereof and may not be amended or modified except in writing subscribed to by the Parties. The recitals are incorporated herein by reference.

(f)     Governing Law. This Agreement is entered into in the state of Colorado and all issues arising hereunder shall be interpreted and governed in all respects by the laws of such state (without regard to the conflict of law principles thereof).

(g)    Sales Taxes. Purchaser shall pay any sales and use taxes owed to the state of Colorado and/or any political subdivision or taxing authority in the state of Colorado which may arise from Purchaser’s purchase of the Assets.

(h)    Platform Brokerage. The Parties agree to equally split the brokerage fee payable to Platform Brokerage as set forth on Schedules 4(m) and 5(b).

(i)     Modification or Severance. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement will remain in full force and effect.

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(j)     Captions. The captions in this Agreement are included for convenience only and shall not in any way affect the interpretation of any of the provisions hereof.

(k)    Counterpart; Facsimile. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which when affixed together shall constitute but one and the same instrument. Signatures exchanged by facsimile shall be deemed original signatures for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have read and entered into this Asset Purchase Agreement as of the Effective Date.

SELLER:	PURCHASER:
LAYER SIX MEDIA, INC., a Delaware corporation, d/b/a Where’s Weed	GOLDEN DEVELOPING SOLUTIONS, INC., a Nevada corporation
By:	By:
Name:	Name:
Title:	Title:

Solely as to Section 9 of this Asset Purchase
Agreement:

Tyler Bartholomew

David Lindauer

Bill Anders

Brad Billman

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SCHEDULE 1(a)

TO

ASSET PURCHASE AGREEMENT

(ASSETS)

Websites:

WheresWeed.com and associated social media accounts
CannaClassifieds.com (job postings)
LocalMJEvents.com
GreenerGrows.com (in development growing accountability tracking)
CannaCandids.com (in development photo site)

Domain Names:

CANACANDID.COM

CANACANDIDS.COM

CANNACANDID.COM

CANNACANDIDS.COM

CANNACLASSIFIEDS.COM

CANNADID.COM

CANNADIDS.COM

DANKDAILYDEALS.COM

GREENERGROWS.COM

GREENERGROWSANLYTICS.COM

HASHOILPENS.COM

HASHOILPIPES.COM

LAMARIJUANADISPENSARIES.COM

LAMARIJUANADISPENSARY.COM

LAYER6MARKETING.COM

LAYER6MEDIA.COM

LAYERSIXMARKETING.COM

LAYERSIXMEDIA.COM

LAYERSIXOFFICE.COM

LOCALMJEVENTS.COM

LOCALMMJEVENTS.COM

MARIJUANADOCTORS.CO

MARIJUANAISBAD.COM

MARIJUANATESTINGKIT.COM

MARIJUANATESTINGKITS.COM

WD.GL

WEE.DO

WEED.AGENCY

WEED.BARGAINS

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WEED.GD

WEREISWEED.COM

WERESWEED.COM

WHEREISSOMEWEED.COM

WHEREISURWEED.COM

WHEREISWEED.COM

WHEREISYOURWEED.COM

WHERESMYWEED.COM

WHERESSOMEWEED.COM

WHERESURWEED.COM

WHERESWEED.BIZ

WHERESWEED.CO

WHERESWEED.COM

WHERES-WEED.COM

WHERESWEED.INFO

WHERESWEED.MOBI

WHERESWEED.NET

WHERESWEED.ORG

WHERESWEED.US

WHERESWEEDMEDIA.COM

WHERESYOURWEED.COM

WHERETHEWEEDAT.COM

WHERETHEWEEDIS.COM

WHEREWEED.COM

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SCHEDULE 1(b)

TO

ASSET PURCHASE AGREEMENT

(EXCLUDED ASSETS)

Cash

Minute Book

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SCHEDULE 4(e)

TO

ASSET PURCHASE AGREEMENT

(MATERIAL CONTRACTS)

  Salesforce- owe 1.5 years @ $4449.00 /quarter.
  ATT (7 x lines, some have 12-18 months left of contract, some are out of contract).

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SCHEDULE 4(f)

TO

ASSET PURCHASE AGREEMENT

(FINANCIAL STATEMENTS)

See attachments.

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SCHEDULE 4(m)

TO

ASSET PURCHASE AGREEMENT

(SELLER’S OBLIGATION TO PLATFORM BROKERAGE)

September 14, 2018 - $100,000

October 1, 2018 - $50,000

November 1, 2018 - $50,000

December 1, 2018 - $50,000

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SCHEDULE 5(b)

TO

ASSET PURCHASE AGREEMENT

(PURCHASER’S OBLIGATION TO PLATFORM BROKERAGE)

Payments under Promissory Note dated September 14, 2018 in the principal amount of $80,000 issued by Purchaser to Platform Brokerage.

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EXHIBIT A

TO

ASSET PURCHASE AGREEMENT

(STOCK CONSIDERATION)

1.	Tyler Bartholomew – 72,443,182 shares of common stock (42.5%).

2.	David Lindauer – 72,443,182 shares of common stock (42.5%).

3.	Bill Anders – 17,045,454 shares of common stock (10%).

4.	Brad Billman – 8,522,727 shares of common stock (5%).

19

EXHIBIT B

TO

ASSET PURCHASE AGREEMENT

(PROMISSORY NOTE)

See attachment.